UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2013, the Compensation Committee ("Committee") of the Board of Directors ("Board") of MFRI, Inc. ("Company") recommended that the Board approve, and on the same date, the Board approved, a revised incentive cash bonus program ("Incentive Cash Bonus Program") for certain key executive officers. Previously, the Company had an incentive cash bonus based on a percentage of Corporate Incentive Earnings as defined in the Company's annual proxy statements. The Incentive Cash Bonus Program provides for the potential payment of cash bonuses upon the attainment of certain key strategic measures and goals established by the Committee, to the following key executive officers of the Company ("Participating Executive Officers"): Bradley Mautner, President and Chief Executive Officer, Karl J. Schmidt, Vice President and Chief Financial Officer, Stephen C. Buck, President of Midwesco Filter Resources, Inc., and Timothy P. Murphy, Vice President of Human Resources.

The Incentive Cash Bonus Program is effective as of February 1, 2013. Each Participating Executive Officer will be assigned a potential target cash bonus amount. In general, for fiscal year ending January 31, 2014, corporate performance measures (based on cash flow, EBITDA, growth in revenue and stock price), as well as personal objectives, have been assigned various weights under the Incentive Cash Bonus Plan, such that achievement of the 100% level within each of the goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result in a zero payment for that category and performance above the target up to the maximum for a category may result in a higher bonus.

In all cases, the Committee has broad discretion to make determinations regarding the establishment and achievement of measures and goals and the payment of any bonus. Payment of bonuses under the Incentive Cash Bonus Program, if any, will be made on a date determined by the Company.

The Incentive Cash Bonus Program will be administered by the Committee, which will make all awards under the Incentive Cash Bonus Program. The Committee shall have authority to adopt, amend and repeal any administrative rules, guidelines and practices relating to the Incentive Cash Bonus Program as it deems advisable. The Committee will have broad discretion to construe and interpret the terms of the Incentive Cash Bonus Program, to make adjustments or amendments to the Incentive Cash Bonus Program, to make determinations regarding the weighting or impact of any particular set of criteria or goals that have been satisfied, and to ultimately make determinations as to whether to award such bonus payments under the Incentive Cash Bonus Program. The criteria and goals set forth in the Incentive Cash Bonus Program are guidelines. The Company has no obligation to make any payments until such time as the Committee makes such determination, in its sole discretion, regardless of whether the criteria and goals discussed above have been satisfied.
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The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," and "probable," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013		MFRI, Inc.

	By:	/s/ Karl J. Schmidt
Vice President and Chief Financial Officer